UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2003

TurboChef Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23478	48-1100390
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

10500 Metric Drive Suite 128 Dallas, Texas	75243
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:     (214)  379-6000

Item 4.  Changes to Registrant's Certifying Accountants

On December 29, 2003 TurboChef Technologies, Inc. ("TurboChef") notified its independent accountants, BDO Seidman, LLP (“BDO Seidman”), that it would not renew their engagement and that TurboChef was appointing Ernst & Young LLP (Ernst & Young") as its new independent accountants.   The decision not to renew the engagement of BDO Seidman and to retain Ernst & Young was approved by TurboChef’s Audit Committee.  Ernst & Young’s appointment was effective December 30, 2003.   BDO Seidman’s report on TurboChef’s 2002 consolidated financial statements dated March 15, 2003 was issued in conjunction with the filing of TurboChef’s Annual Report on Form 10-K for the year ended December 31, 2002.

During TurboChef’s two most recent fiscal years ended December 31, 2002, and the subsequent interim period through December 29, 2003, there were no disagreements between TurboChef and BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to BDO Seidman's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within TurboChef’s two most recent fiscal years and the subsequent interim period through December 29, 2003.

The audit reports of BDO Seidman on the financial statements of TurboChef as of and for the fiscal years ended December 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope, or accounting principles; however, they did contain an explanatory paragraph regarding the company’s ability to continue as a going concern. A letter from BDO Seidman is attached as Exhibit 16.1.

During TurboChef 's two most recent fiscal years ended December 31, 2002, and the subsequent interim period through December 29, 2003, TurboChef did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

                 Number                   Exhibit

                 16.1                         Letter of BDO Seidman LLP regarding change in certifying accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TURBOCHEF TECHNOLOGIES, INC. By: /s/ James A. Cochran Chief Financial Officer
Date: January 5, 2004